EXHIBIT 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of January 25, 2005 and becomes effective as of December 3, 2004, by and between AMX Corporation, a Texas corporation (hereinafter, together with its successors, referred to as the “Company”), on the one hand, and Chris Apple (hereinafter referred to as the “Executive”), on the other hand.

W I T N E S S E T H :

WHEREAS, the Company desires to employ the Executive in an executive capacity with the Company, and the Executive desires to be employed by the Company in said capacity; and

WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. In addition to the terms set forth throughout this Agreement, the following capitalized terms shall have the respective meanings set forth below:

“Accrued Benefits” means (a) all unpaid salary earned or accrued through the date the Executive’s employment is terminated, (b) reimbursement for any and all unreimbursed reasonable and necessary expenses incurred by the Executive through the date the Executive’s employment is terminated and (c) all other unpaid payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company, in each case through the date the Executive’s employment is terminated; provided, however, that “Accrued Benefits” shall not include any benefits (i) payable under any severance or bonus plan or policy of the Company (including, without limitation, any discretionary bonus pursuant to this Agreement) or (ii) relating to any unvested stock options or other equity-based compensation or awards.

“Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall have the meaning given such term in Rule 12b-2 of the Act.

“Board” shall mean the board of directors of the Company.

“Cause” shall mean any of the following: (a) conviction of a felony; (b) dishonesty, fraud, willful misconduct or theft on the part of Executive (whether within the workplace or elsewhere); (c) Executive’s using for his own benefit or the benefit of any third party any material, non-public information, confidential information or proprietary information of the Company or its respective successors and assigns, or willfully or negligently divulging any such information to third parties without the prior written consent of the CEO or the Board, or any violation by Executive of any of his obligations under Section 6 hereof; (d) following the Company’s delivery to Executive of a written demand for performance describing the basis for the Company’s reasonable belief that Executive has not substantially performed his duties hereunder, continued violations by Executive of Executive’s obligations to the Company that are demonstrably willful and deliberate on Executive’s part; or (e) Executive’s failure to reasonably cooperate with any governmental or regulatory agency’s investigation of the Company’s financial condition or operations.

“CEO” shall mean the Chief Executive Officer of the Company.

“Change of Control” shall have the meaning set forth in the Company’s 1999 Equity Incentive Plan, as amended through the date hereof.

“COBRA” shall mean the Consolidated Omnibus Reconciliation Act of 1985.

“Compensation Committee” shall mean the Compensation Committee of the Board, as it shall be comprised from time to time or, if no such committee is comprised, the Board.

“Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, owned, developed or possessed by the Company or any of its Affiliates, or their respective predecessors and successors, whether in tangible or intangible form, that is not generally known to the public. Confidential Information includes, but is not limited to, (a) financial information, (b) product and service plans, costs, prices, profits and sales, (c) business ideas, recommendations and strategies, (d) marketing plans and studies, (e) projections, forecasts and budgets, (f) computer access codes, computer programs and data bases (and the documentation and information contained therein), (g) know-how, technologies, concepts and designs, (h) research and development efforts and projects, (i) records, (j) existing or prospective client, customer, vendor and supplier information (including, but not limited to, contracts, identities, needs, transaction histories, volumes, characteristics, agreements, prices, spending, preferences and habits), (k) training manuals and similar materials, (l) skills, responsibilities, compensation and personnel files of the employees, officers, directors and independent contractors of the Company and its Affiliates and (m) competitive analyses.

“Employment Period” shall mean the period during which the Executive is employed by the Company pursuant to this Agreement.

“Incapacity,” with respect to the Executive, shall mean that the Executive shall become ill or be injured or otherwise incapacitated such that, in the good faith opinion of the CEO or the Board, he cannot carry out and perform fully the essential functions of his duties hereunder, and such incapacity shall continue for a period of ninety (90) consecutive days or for any ninety (90) days within a one hundred eighty (180) day period.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Act).

“Unauthorized” shall mean: (a) in contravention of the Company’s policies or procedures; (b) otherwise inconsistent with the Company’s measures to protect its interests in any Confidential Information; (c) in contravention of any lawful instruction or directive, either written or oral, of any employee of the Company empowered to issue such instruction or directive; (d) in contravention of any duty existing under law or contract; or (e) to the detriment of the Company.

Section 2. Term of Employment. Unless earlier terminated in accordance with the terms of this Agreement, the Executive’s Employment Period shall commence on the date hereof and shall end at 5:00 p.m. on the [third] anniversary of the date hereof.

Section 3. Duties. Executive agrees to perform the duties of Chief Financial Officer of the Company. Executive shall render such services as are normally delegated to such position and such other additional services as may be delegated to him from time to time by the CEO and/or the Board. Executive further agrees to hold such additional positions of the Company as may be assigned to him from time to time by the CEO and/or the Board. In performing such duties hereunder, Executive shall give the Company the benefit of his special knowledge, skills, contacts and business experience and shall devote all of his business time, attention, ability and energy exclusively to the business of the Company. Notwithstanding the foregoing, Executive may serve as an officer, director, trustee or otherwise participate in purely educational, welfare, social, charitable, religious and civic organizations.

Section 4. Compensation. During the Employment Period, the Executive shall be compensated as follows:

(a) Base Salary. The Executive shall receive, at such intervals and in accordance with such Company policies as may be in effect from time to time, an annual salary (pro rata for any partial year) equal to $195,000 (the “Base Salary”), which Base Salary shall be subject to periodic review and increase by the Compensation Committee in its sole discretion; provided, however, that no obligation to conduct such a review or to grant such an increase is hereby created.

(b) Discretionary Bonus. The Executive shall be eligible for consideration for an annual discretionary bonus (pro rata for any partial year), in an amount and at a time to be determined in the sole discretion of the CEO and subject to the approval of the Compensation Committee, based upon corporate and individual performance and other factors, objective or subjective, that the CEO may deem to be important to the success of the Company; provided, however, that no obligation to award or pay any such bonus is hereby created.

(c) Stock Options. The Executive may be granted the stock options and shall be eligible for participation in the Company’s employee stock option plans, with such participation determined in the sole discretion of the CEO, subject to the approval of the Compensation Committee; provided, however, that no obligation to grant any future stock option award(s) is hereby created. A sample of the company’s Stock Option Agreement is “Attachment A”.

(d) Expenses. The Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company.

(e) Savings Plans. The Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company as determined by the Board from time to time.

(f) Welfare Plans. The Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to similarly-situated executives of the Company (including, without limitation, medical and insurance plans and programs) to the extent applicable generally to other executives of the Company.

Section 5. Termination of Employment. The Company and the Executive shall have the right to terminate the employment of the Executive as set forth in this Section 5.

(a) Incapacity of the Executive. If the Executive shall have an Incapacity, the CEO or the Board may, by giving the Executive written notice, terminate the Executive’s employment under this Agreement. A termination of the Executive’s employment under this Section 5(a) shall be effective as of the date provided in such notice. In the event of termination under this Section 5(a), the Executive shall be entitled to his Accrued Benefits as of the date of termination and severance pay, in equal installments as set forth in Section 4(a), in an amount equal to the Base Salary that would be payable to Executive over the period commencing on the date of termination provided in such notice and ending at the expiration of [six (6)] months following the date of termination provided in such notice, assuming the Base Salary is the amount of Executive’s Base Salary at the time of termination; provided, however, that such payments shall be reduced by the aggregate amount of any payments Executive will be entitled to receive over the period from the date of the termination of his employment hereunder through the end of the Employment Period under any disability insurance policy provided to Executive by the Company, and thereafter no other payments or benefits shall be owed by the Company to the Executive. The Executive shall not be eligible for a pro-rated bonus, and there shall be no acceleration of vesting of stock options, [but, if such termination occurs between the end of a fiscal year and the payment date of any bonus due pursuant to Section 4(b) hereof, the Executive shall be paid such bonus as would otherwise be due within 90 days after the end of such fiscal year.]

(b) Death of the Executive. The employment of the Executive shall automatically terminate upon the death of the Executive. Upon such termination, the Executive’s estate or, if applicable, his heirs shall be entitled only to the Accrued Benefits of the Executive as of the date of termination and severance pay, in equal installments as set forth in Section 4(a), in an amount equal to the Base Salary that would be payable to Executive over the period commencing on the date of death of Executive and ending at the expiration of six (6) months following the date of death of Executive, and no other payments or benefits shall be owed by the Company to the Executive or the Executive’s estate. The Executive shall not be eligible for or entitled to payment of any bonus amount, pro-rated or otherwise, [but shall, if such death occurs between the end of a fiscal year and the payment date of any bonus due pursuant to Section 4(b) hereof, be paid such bonus as would otherwise be due within (ninety) 90 days after the end of such fiscal year.]. There shall be no acceleration of vesting of stock options and any unvested stock options of the Executive shall be immediately forfeited and shall become null and void.

(c) Termination by the Company for Cause. The CEO or the Board may immediately terminate the Executive’s employment for Cause by giving the Executive written or oral notice of such termination. Upon termination for Cause, the Executive shall receive only the Accrued Benefits as of the date of termination and thereafter no other payments or benefits shall be owed by the Company to the Executive. The Executive shall not be eligible for or entitled to payment of any bonus amount, pro-rated or otherwise. There shall be no acceleration of vesting of stock options and any unvested stock options of the Executive shall be immediately forfeited and shall become null and void. The Company may deduct from the Executive’s Accrued Benefits any unauthorized expenses, charges or misappropriations for which the Company may be responsible or which the Company may incur as a result of the Executive’s conduct.

(d) Termination by the Company without Cause. The CEO or the Board may terminate the Executive’s employment under this Agreement immediately without any Cause (a “Without Cause Termination”) or notice whatsoever (the date of such termination, the “Without Cause Termination Date”). Upon a Without Cause Termination, so long as the Executive is not in violation of any of the provisions of Section 6 of this Agreement, the Company shall pay the Executive, in equal installments as set forth in Section 4(a), the applicable pro rata portion of the Executive’s Base Salary for twelve (12) months (the “Severance Payment Period”). In addition, in the event of a Without Cause Termination, so long as the Executive is not in violation of any of the provisions of Section 6 of this Agreement: (i) the Company shall pay the Executive’s COBRA premiums during the Severance Payment Period; (ii) the Executive shall be eligible for consideration for a pro-rated discretionary bonus on the same basis as if he had remained employed throughout the Severance Payment Period; (iii) any of the Executive’s stock option rights that would have vested during the Severance Payment Period had the Executive remained employed during the Severance Payment Period shall accelerate and vest immediately on the Without Cause Termination Date; and (iv) the Company shall pay up to $15,000 for outplacement services for the Executive during the Severance Payment Period.

(e) Termination by the Executive. The Executive may terminate his employment with the Company at any time upon thirty (30) days prior written notice. In the event of termination under this Section 5(e), the Executive shall be entitled to his Accrued Benefits as of the date of termination and no other payments or benefits. The Executive shall not be eligible for a pro-rated bonus, and there shall be no acceleration of vesting of stock options.

(f) Conditions to Payments Upon Termination. Any payments under this Section 5, other than the payment of Accrued Benefits, are conditioned upon (i) the Executive’s execution and delivery of a Release Agreement, in substantially the form attached hereto as Exhibit B, which release is effective and non-revocable and (ii) the resignation by the Executive from all positions held in the Company, including any positions as a director, officer, agent, trustee or consultant.

Section 6. Non-Competition, Confidentiality, Discoveries and Works.

(a) Non-Competition. So long as the Executive is employed by the Company and for a period of six (6) months following the termination of such employment, the Executive agrees not to compete in any manner, either directly or indirectly, whether for compensation, ownership interest or otherwise, with the Company, or to assist any other Person to compete with the Company:

(i) by producing, developing or marketing, or assisting others to produce, develop or market, or

(ii) by accepting employment from or having any other relationship (including, without limitation, through owning, managing, operating, controlling or consulting) with any Person that produces, develops or markets, a product, process, or service which is competitive with those products, processes, or services of the Company, whether existing or planned for in the future but, notwithstanding the foregoing, excluding any products, processes or services that the Company is not engaged in immediately prior to a Change of Control; provided, however, that it shall not be a violation of this Agreement for the Executive to have beneficial ownership of less than 5% of the outstanding amount of any class of securities listed on a national securities exchange or quoted on an inter-dealer quotation system.

(b) Non-Solicitation. So long as the Executive is employed by the Company and for a period of twelve (12) months following the termination of such employment, the Executive agrees that the Executive will not, either on the Executive’s own behalf or on behalf of any other Person (other than for the benefit of the Company), directly or indirectly, (i) interfere with any of the business relationships of the Company or (ii) solicit any Person that is a customer or vendor of the Company, or has been a customer or vendor of the Company during the twelve (12) months immediately prior thereto, to sell any products or services that the Company provides to such customer or purchase any products or services that the Company purchases from such vendor.

(c) No-Hire. So long as the Executive is employed by the Company and for a period of twelve (12) months following the termination of such employment, the Executive agrees that the Executive will not, either on the Executive’s own behalf or on behalf of any other Person (other than for the benefit of the Company), directly or indirectly, hire, solicit or encourage any person who is then an employee or contractor of the Company or who was an employee or contractor of the Company within the last six (6) months of the Executive’s employment with the Company, to leave the Company or cease working for or providing services to the Company.

(d) Geographic Scope; No Circumvention. The foregoing restrictions shall apply in the continental United States and any other location worldwide where the Company conducts business or operations or has customers, employees or contractors.

(e) The Executive will not circumvent the purpose of any restriction contained in Sections 6(a), (b) or (c) by engaging in business through remote means such as telephone, correspondence or computerized communication.

(f) Confidentiality.

(i) So long as the Executive is employed by the Company and for all time following the termination, for any reason, of such employment, the Executive shall hold all Confidential Information in a fiduciary capacity and agrees not to take any action which would constitute or facilitate the Unauthorized use or disclosure of Confidential Information. The Executive further agrees to take all reasonable measures to prevent the Unauthorized use and disclosure of Confidential Information and to prevent Unauthorized persons or entities from obtaining or using Confidential Information.

(ii) As of the date of termination, for any reason, of the Executive’s employment with the Company, the Executive agrees to deliver to the Company all property and materials within the Executive’s possession or control which belong to the Company or which contain Confidential Information.

(iii) In the event that the Executive is requested by any governmental or judicial authority to disclose any Confidential Information, the Executive shall give the Company prompt notice of such request (including, by giving the Company a copy of such request if it is in writing), such that the Company may seek a protective order or other appropriate relief, and in any such proceeding the Executive shall disclose only so much of the Confidential Information as is required to be disclosed.

(g) Discoveries and Works. All discoveries and works made or conceived by the Executive during and in the course of his employment by the Company, jointly or with others, that relate to the Company’s activities shall be owned by the Company. The terms “discoveries and works” include, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including all educational and sales materials or other publications which relate to Company’s current business. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his employment or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect its title thereto.

(h) Representations, Warranties and Acknowledgements.

(i) The Executive acknowledges that: (a) but for the agreements contained in this Section 6, the Company would not enter into this Agreement; (b) the Company considers Confidential Information to be commercially and competitively valuable to the Company and critical to its success; (c) Unauthorized use or disclosure of Confidential Information would cause irreparable harm to the Company; and (d) by this Agreement, the Company is taking reasonable steps to protect its legitimate interests in its Confidential Information.

(ii) The Executive also acknowledges that businesses that are competitive with the Company include, but are not limited to, any business involving the development, marketing and/or sale of systems that control, as an integrated network or otherwise, electronic devices including, without limitation, video components, audio components, teleconferencing devices, lighting equipment, educational media, environmental control systems, and security systems.

(iii) The Executive acknowledges that given the nature of the Company’s business, certain accounts are national and international in scope and the location of the Company’s customers and vendors is not dependent on the geographic location of the Executive or the Company.

(i) Remedies. In the event of breach or threatened breach by the Executive of any provision of this Section 6, the Company shall be entitled to obtain (i) temporary, preliminary and permanent injunctive relief, in each case without the posting of any bond or other security, (ii) damages and an equitable accounting of all earnings, profits and other benefits arising from such breach, or threatened breach, (iii) repayment of any severance benefits paid to the Executive pursuant to this Agreement or any severance benefit agreement, plan or arrangement of the Company, and (iv) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach or threatened breach. Pending arbitration pursuant to Section 10 of this Agreement, the Company shall be entitled to cease making any payments or providing any benefits to the Executive and to obtain temporary and preliminary injunctive relief from a court of competent jurisdiction. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively, in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

Section 7. Non-disparagement. Each party agrees that it shall not, at any time, say, publish or cause to be published or do anything that casts the other party (and, in the case of the Company, its officers, directors, customers, vendors, dealers, representatives, partners, or employees) in an unfavorable light, or disparages or injures the goodwill or business reputation of such other party, (and, in the case of the Company, its officers, directors, customers, vendors, dealers, representatives, partners, or employees), or disparages or injures such other party’s (and, in the case of the Company, the officers, directors, customers, vendors, dealers, representatives, partners or employees) relationship with existing or potential suppliers, customers, vendors, dealers, representatives, employees, contractors, investors or the financial community in general, or the goodwill or business reputation of such other party (and, in the case of the Company, its officers, directors, customers, vendors, dealers, representatives, partners, or employees).

Section 8. Attorney’s Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 9. Severability and Limitation. All agreements and covenants contained herein are severable and, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and scope so as to comply with the orders of any such court or other legally constituted authority or to be enforceable under the laws of the State of Texas, and all other portions of such agreement or covenants shall remain in full force and effect as originally written.

Section 10. Mandatory Arbitration. All claims, disputes, controversies, differences or misunderstandings between the parties arising out of, or by virtue of this Agreement or the interpretation of this Agreement which cannot be settled or resolved by the parties hereto shall be settled or determined by binding arbitration under the then-current rules of the American Arbitration Association. The exclusive jurisdiction for any such arbitration shall be Dallas County, Texas, and each party consents to personal jurisdiction in Dallas County, Texas. The Company shall pay the arbitrator’s fees for any such arbitration unless the arbitrator determines that any portion of any claim by the Executive was frivolous or brought in bad faith, in which case the arbitrator may order the Executive to pay all or a portion of the arbitrator’s fees. The arbitrator may award or apportion attorneys’ fees and costs in his or her judgment. Either party may, however, seek injunctive relief in any court of competent jurisdiction, pending arbitration. Judgment based on the arbitrator’s award may be entered in any court of competent jurisdiction.

Section 11. Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should the Executive later challenge any provision as unclear, unenforceable, or inapplicable to activity that the Executive intends to engage in, the Executive will first notify the Company in writing and meet with a representative of the Company and a neutral mediator (if the Company elects to retain one at its expense) to discuss resolution of any disputes between the parties. The Executive will provide this notification at least fourteen (14) days before the Executive engages in any activity on behalf of a competing business or engages in other activity that could foreseeably fall within a questioned restriction. The failure to comply with this requirement shall waive the Executive’s right to challenge the reasonable scope, clarity, applicability, or enforceability of the Agreement and its restrictions at a later time. All rights of both parties will be preserved if this early resolution conference requirement is complied with even if no agreement is reached in the conference.

Section 12. Assignment; Successors. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company. The rights of the Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, estates, executors, administrators, heirs and beneficiaries.

Section 13. Third Parties. Except for the rights granted to the Company and its Subsidiaries pursuant hereto (including, without limitation, pursuant to Section 6 hereof) and except as expressly set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

Section 14. Amendment. Except as otherwise provided in Section 8, this Agreement may not be amended or modified at any time except by a written instrument executed by the Company and the Executive. Any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

Section 15. Withholding. The Company shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges that it is from time to time required to withhold. The Company shall be entitled to rely on the advice of counsel if any question as to the amount or requirement of any such withholding shall arise.

Section 16. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction.

Section 17. Notice. Notices given pursuant to this Agreement shall be in writing and will be effective (a) upon delivery, if delivered personally, (b) three days after depositing in the United Stated mail, if mailed by registered or certified mail, return receipt requested, postage prepaid, (c) the next business day, if sent via a reputable, established courier service that guarantees next business day delivery or (d) upon transmission of the telecopy in complete, readable form, if sent via telecopier followed within 24 hours by confirmation, addressed as set forth below.

If to the Company:

AMX Corporation

3000 Research Drive

Richardson, Texas 75082

Attention: Chief Executive Officer

Facsimile No.: (467) 624-7153

With a copy to:

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Michael A. Saslaw

Facsimile No.: (214) 746-7777

If to the Executive:

At the address for the Executive set forth on his signature page hereto; or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth herein.

Section 18. No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any of the terms of provisions of this Agreement except by written instrument of the party charged with such waiver or estoppel. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

Section 19. Headings. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 20. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the employment of the Executive by the Company. This Agreement constitutes the entire agreement and understanding by and between the Executive and the Company with respect to the employment of the Executive by the Company. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement. Any existing employment agreement between the Executive and the Company is hereby terminated as of the date hereof and is of no further force or effect from and after the date hereof.

Section 21. Executive Representations. The Executive hereby represents and warrants to the Company that (a) the Executive has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose, (b) the Executive’s execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound and (c) there are no agreements or understandings that would make unlawful the Executive’s execution or delivery of this Agreement or his employment hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.

AMX CORPORATION

By:	/s/ S. Byars
Name:	Steve Byars
Title:	Vice President Administration

EXECUTIVE:

/s/ C. Chris Apple
Chris Apple

Address for Notice:

AMX Corporation
3000 Research Drive
Richardson, Texas 75082
Attention: Chief Executive Officer
Facsimile No.: (467) 624-7153

with a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention: Michael A. Saslaw
Facsimile No.: (214) 746-7777

Exhibit A

Stock Option Award Agreement

See attached.

Exhibit B

Form of Release Agreement

This Release Agreement (this “Release”) is entered into as of [                    ], 200[    ], by and between [                            ] (the “Employee”), and AMX Corporation, a Texas corporation, and its successors and assigns (the “Company”). The Employee and the Company are sometimes collectively referred to as the “Parties.”

1.	The Employee’s employment with the Company is terminated effective [ ], 200[ ] (the “Termination Date”). The Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with the Employee’s employment with the Company including the termination thereof. The Company expressly disclaims any wrongdoing or any liability to the Employee.

2.	The Company agrees to provide the Employee the severance benefits provided for in his/her Executive Employment Agreement with the Company, dated as of , 200 , after he/she executes this Release [FOR 40+ insert “and does not revoke it as permitted in Section 8 below, the date of the expiration of such revocation period being the “Effective Date”)”].

3.	The Employee represents that he/she has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to her employment with, or resignation from, the Company[; provided, however, that nothing contained in this Section 3 shall prohibit the Employee from bringing a claim to challenge the validity of the ADEA Release in Section 8 herein]. The Employee agrees to release the Company, its subsidiaries, affiliates, and their respective parents, direct or indirect subsidiaries, divisions, affiliates and related companies or entities, regardless of its or their form of business organization, any predecessors, successors, joint ventures, and parents of any such entity, and any and all of their respective past or present shareholders, partners, directors, officers, employees, consultants, independent contractors, trustees, administrators, insurers, agents, attorneys, representatives and fiduciaries, including without limitation all persons acting by, through, under or in concert with any of them (collectively, the “Released Parties”), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that the Employee now has or has ever had against the Released Parties, whether known or unknown, arising from or relating to the Employee’s employment with or discharge from the Company, including but not limited to: wrongful or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims the Employee may have under the Fair Labor Standards Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 as amended, and the Family and Medical Leave Act; the discrimination or other employment laws of the State of

[Texas]1; any claims brought under any federal or state statute or regulation for non-payment of wages or other compensation, including grants of stock options or any other equity compensation; and libel, slander, or breach of contract other than the breach of this Release. This Release specifically excludes claims, charges, complaints, causes of action or demand that post-date the Termination Date [or the Effective Date, whichever is later].

4.	The Employee agrees to keep the fact that this Release exists and the terms of this Release in strict confidence except to his/her immediate family and his/her financial and legal advisors on a need-to-know basis.

5.	The Employee warrants that no promise or inducement has been offered for this Release other than as set forth herein and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by the Employee and the Company.

6.	The Employee will direct all employment verification inquiries to [HR Representative]. In response to inquiries regarding the Employee’s employment with the Company, the Company by and through its speaking agent(s) agrees to provide only the following information: the Employee’s date of hire, the date her employment ended and rates of pay.

7.	If any provision of this Release or compliance by the Employee or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both the Employee and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of [Texas], without regard to principles of conflicts of law. The Employee consents to venue and personal jurisdiction in the State of [Texas] for disputes arising under this Release. This Release represents the entire understanding of the Parties with respect to subject matter herein, no oral representations have been made or relied upon by the Parties.

[FOR EMPLOYEES OVER 40 ONLY – 8. In further recognition of the above, the Employee hereby releases and discharges the Released Parties from any and all claims, actions and causes of action that he/she may have against the Released Parties, as of the date of the execution of this Release, arising under the Age Discrimination in Employment Act of

[1]	Insert other state of employment, if applicable.

1967, as amended (the “ADEA”), and the applicable rules and regulations promulgated thereunder. The Employee acknowledges and understands that ADEA is a federal statute that prohibits discrimination on the basis of age in employment, benefits and benefit plans. The Employee specifically agrees and acknowledges that: (A) the release in this Section 8 was granted in exchange for the receipt of consideration that exceeds the amount to which he/she would otherwise be entitled to receive upon termination of his/her employment; (B) his/her waiver of rights under this Release is knowing and voluntary as required under the Older Workers Benefit Protection Act; (B) that he/she has read and understands the terms of this Release; (C) he/she has hereby been advised in writing by the Company to consult with an attorney prior to executing this Release; (D) the Company has given him/her a period of up to twenty-one (21) days within which to consider this Release, which period shall be waived by the Employee’s voluntary execution prior to the expiration of the twenty-one day period; and (E) following his/her execution of this Release he/she has seven (7) days in which to revoke his/her release as set forth in this Section 8 only and that, if he/she chooses not to so revoke, the Release in this Section 8 shall then become effective and enforceable and the payment listed above shall then be made to his/her in accordance with the terms of this Release. To cancel this Release, the Employee understands that he/she must give a written revocation to the General Counsel of the Company at 3000 Research Drive, Richardson, Texas 75082, either by hand delivery or certified mail within the seven-day period. If he/she rescinds this Release, it will not become effective or enforceable and he/she will not be entitled to any benefits from the Company.]

8.	THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS RELEASE, THAT HE/SHE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE, AND THAT HE/SHE SIGNS THIS RELEASE WITH THE INTENT OF RELEASING THE COMPANY, ITS AFFILIATES, SUBSIDIARIES AND THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.